Exhibit 16.1

July 24, 2017

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Dear Ladies and Gentlemen:

We have read the section entitled “Experts – Change in our public accounting firm”in the Registration Statement on Form S-1 of Solid Biosciences, LLC and agree with the statements in this section concerning our firm.

Katz, Nannis + Solomon, P.C.

Waltham, Massachusetts

Watermill Center 800 South Street, Suite 250 Waltham, MA 02453

Telephone 781 453 8700 Fax 781 453 8778 www.knscpa.com